Exhibit 99.2

For Immediate Release December 18, 2007
CONTACT:
Doral Financial Corporation
Investor Relations:
Lucienne Gigante (787) 474-6711
DORAL FINANCIAL CORPORATION PAYS CASH DIVIDEND ON
ITS 4.75% CONVERTIBLE PREFERRED STOCK
SAN JUAN, Puerto Rico, December 18, 2007 — Doral Financial Corporation (NYSE: DRL), a diversified financial services company, today announced that, on December 14, 2007, it paid the quarterly dividend on the Company’s 4.75% perpetual cumulative convertible preferred stock, in the amount of $2.96875 per share. The dividend was paid to holders of record as of the close of business on December 1, 2007.